EXHIBIT 99.1

For Immediate Release

T-REX Acquisition Corp. Appoints new member to its Board of Director

Plantation, Florida

April 10, 2026. T-REX Acquisition Corp. (TRXA: OTCQB), a multi-tiered, vertically integrated crypto-mining business, is pleased to announce the Company’s appointment of David McPhail as Director.

With a career of 38 years, David McPhail has established himself as an expert in the IIoT and manufacturing intelligence sectors. His deep operational background in industrial automation makes him a strategic addition to the leadership landscape.

Frank Horkey, President of T-REX Acquisition Corp., commented on David McPhail’s appointment to the Board: “David’s track record of managing public and private entities, combined with his ability to drive production value, makes him a significant asset to our board. We look forward to his insight and guidance.

About T-REX Acquisition Corp. T-REX Acquisition Corp. is a revenue stage, multi-tiered vertically integrated crypto mining business. Through its wholly owned subsidiaries Raptor Mining LLC (proprietary crypto currency mining), Megalodon Mining and Electric LLC (data centers and co-location services), Sabretooth Mining Containers LLC (fabricators of crypto mining containers for remote deployment) and Deinodon Mining Solutions LLC (proprietary crypto currency mining management software). The Company’s common shares trade on the OTCQB Venture Market under the symbol “TRXA”.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include, but are not limited to, the Company’s expectations, beliefs, intentions, plans, forecasts, and projections regarding future performance, business strategy, acquisitions, the development and commercialization of technologies, growth opportunities, market trends, future liquidity, capital requirements, and other events or conditions that may occur in the future. These forward-looking statements are inherently subject to risks, uncertainties, and assumptions. The Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, these statements. Among the factors that could cause actual outcomes to differ are, but are not limited to, market conditions, regulatory developments, competition, the ability to integrate acquisitions and realize expected benefits, the effectiveness of investments, financing availability, technological change, macroeconomic factors, and unforeseen events. The Company is subject to Crypto assets related risks, including sensitivity to the price of Bitcoin and underlying assets, energy consumption, and regulatory related risks. Investors and other readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation, and does not intend, to update or revise any forward-looking statement to reflect new information, future events, or otherwise, except as required by law

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